Exhibit 10.47

SOLICITATION/CONTRACT/ORDER FOR COMMERCIAL ITEMS	1. REQUISITION NUMBER	PAGE OF PAGES (s)
OFFEROR TO COMPLETE BLOCKS 12, 17, 23, 24, & 30	2402842DA7007	1	53

2. CONTRACT No.	3. AWARD/EFFECTIVE DATE	4. ORDER NUMBER	5. SOLICITATION NO.	6. SOLICITATION ISSUE DATE
DTCG84–01–N–AA8002	10/1/2001	DTCG84-01-Q-AA8002	08/06/2001

7. FOR SOLICITATION INFORMATION CALL:	a. NAME Karen A. McElhency; Contract Specialist	b. TELEPHONE NUMBER (No collect calls)	8. OFFER DUE DATE LOCAL TIME [ILLEGIBLE]
757-628-4824	08/15/2001
9. ISSUED BY: Commander (fcp-1) USCG, MLCLANT 300 East Main Street, Suite 965 Norfolk, VA 23510-9113	CODE	10. THIS ACQUISITION IS ☐ UNRESTRICTED ☐ SETASIDE: FOR ☐ SMALL BUSINESS ☐ SM. DIS BUSINESS ☒ 8(A) SIC: (NAICS) 561612 SIZE STANDARD: $9.0M	11. DELIVERY FOR FOB DESTINATION UNLESS BLOCK IS MARKED ☐ SEE SCHEDULE	12. DISCOUNT TERMS
☐ 13a. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 700)
13b. RATING
14. METHOD OF SOLICITATION
RFQ	IFB	X RFP	RFO

15. DELIVER TO	CODE	16. ADMINISTERED BY	CODE
USCG Aviation Training Center	Contract Administrator/Karen A. McElheney (757) 628-4824
8501 Tanner Williams Road
Mobile, AL 36608
17a.	CONTRACTOR/OFFEROR	CODE	FACILITY CODE	18a. PAYMENT WILL BE MADE BY	CODE
Paragon Systems Inc. 3317 Triana Blvd. Huntsville, Al 35805	Commander, USCG Finance Center 1430A Kristina Way Chesapeake, VA 23326-0343
TELEPHONE No.	(256) 533-7698	DUNS No.	175857672
☐ 17b. CHECK IF REMITTANCE IS DIFFERENT AND PUT SUCH ADDRESS IN OFFER	18b. SUBMIT INVOICES TO ADDRESS SHOWN IN BLOCK 18a. UNLESS BLOCK IS CHECKED
First Commercial Bank	☒ SEE ADDENDUM (FAR Clause 52.212-4, Pages 35-36 of 54)
19. ITEM NO.	20. SUPPLIES/SERVICES	21. QTY	22. UNIT	23. UNIT PRICE	24. AMOUNT
0001 - 0005

Unarmed Security Guard and Roving Patrol Services at the USCG Aviation Training Center Mobile, AL for a base period of twelve-months from 01 October 2001 through 30 September 2002 plus four twelve-month option periods (If exercised by the Government) See Pages 2-34 of 53. Continuation of SF 1449. Blocks 19 through 24.

*	*
25. ACCOUNTING AND APPROPRIATION DATE	26. TOTAL AWARD AMOUNT (For Govt. Use Only)
SUBJECT TO THE AVAILABILITY OF FUNDS	*

☒ 27a. SOLICITATION INCORPORATES BY REFERENCE FAR 52.212-1 and 52.212-4, FAR 52.212-3 AND 52.212-5 ARE ATTACHED. ADDENDA	☒ ARE	☐ ARE NOT ATTACHED
☒ 27b. CONTRACT/PURCHASE ORDER INCORPORATES BY REFERENCE FAR 52.212-4, FAR 52.212-5 IS ATTACHED. ADDENDA	☒ ARE	☐ ARE NOT ATTACHED

28. CONTRACTOR IS REQUIRED TO SIGN THIS DOCUMENT AND RETURN         COPIES TO ISSUING OFFICE. CONTRACTOR AGREES TO FURNISH AND DELIVER ALL ITEMS SET FORTH OR OTHERWISE IDENTIFIED ABOVE AND ON ANY ADDITIONAL SHEETS SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED HEREIN.

29. AWARD OF CONTRACT: REFERENCE your OFFER DATED 9/24/2001. YOUR OFFER ON SOLICITATION (BLOCK 5) INCLUDING ANY ADDITIONS OR CHANGES WHICH ARE SET FORTH HEREIN IS ACCEPTED AS TO ITEMS : all line items.

30A. SIGNATURE OF OFFEROR/CONTRACTOR	31a. UNITED STATES OF AMERICA (SIGNATURE OF CONTRACTING OFFICER)
/s/ Charles Keathley	/s/ Marie A. Gilliam

30b. NAME AND TITLE OF SIGNER (TYPE OR PRINT)	30c. DATE SIGNED	31b. NAME OF CONTRACTING OFFICER (TYPE OF PRINT)	31c. DATE SIGNED
President	9/24/01	MARIE A. GILLIAM	09/25/01

32a. QUANTITY IN COLUMN 21 HAS BEEN ACCEPTED, AND CONFORMS TO THE	33. SHIP NUMBER	34. VOUCHER NUMBER	35. AMOUNT VERIFIED

☐ RECEIVED	☐ INSPECTED	☐ CONTRACT, EXCEPT AS NOTED	☐ PARTIAL ☐ FINAL
32b. SIGNATURE OF AUTHORIZED GOVT. REPRESENTATIVE		32c. DATE	36. PAYMENT		36. CHECK NUMBER
		☐ COMPLETE	☐ PARTIAL	☐ FINAL

		38. S/R ACCOUNT NUMBER		39. S/R VOUCHER NUMBER	40. PAID BY
42a. RECEIVED BY (Print)
41a. I CERTIFY THIS ACCOUNT IS CORRECT AND PROPER FOR PAYMENT		42b. RECEIVED AT (Location)

41b. SIGNATURE AND TITLE OF CERTIFYING OFFICER		41c. DATE	42c. DATE REC’D (YY/MM/DD)	42d. TOTAL CONTAINERS

AUTHORIZED FOR LOCAL REPRODUCTION		COMPUTER-GENERATED	STANDARD FORM 1449 (10-95) Prescribed By GSA FAR (48CFR) 53.214(R)

* Confidential portions omitted and filed separately with the Securities and Exchange Commission.

Request for Quotation DTCG84-01-Q-AA7003	Page 2 of 53

Continuation to SF1449, Block 16, Contract Management

a.             All contract administration will be effected by the Field Support Services Contracting Section (fcp-1), the Coast Guard, Maintenance and Logistics Command Atlantic (MLCLANT), 300 East Main Street, Suite 965, Norfolk, VA 23510-9113. Communication pertaining to contractual administrative matters shall be addressed to the Contracting Officer, Ms. Marie A. Gilliam, (Telephone No: 757-628-4108; Facsimile No. 757-628-4134/4135; or, e-mail address at mgilliam). Changes in, or deviation from, the scope of work will not be effected without a written modification to the contract as executed by the Contracting Officer.

b.             The Contract Specialist/Administrator, Mrs. Karen A. McElheney (Telephone No: 757-628- 4824; Facsimile No. 757-628-4134/4135; or, e-mail address at kmcelheney@mlca.uscg.mil, serves as the point of contact between the Contractor, the Contracting Officer and the Contracting Officer’s Technical Representative (COTR).

c.             The COTR is a Government personnel designated in writing by the Contracting Officer to act as technical advisor for the Contracting Officer for items within the scope of the contract. The COTR performs functions such as review and/or inspection and acceptance of supplies and services and of a technical nature. A designation letter will set forth the authorities and limitations of the COTR under the contract.

REQUEST FOR QUOTATION DTCG84-01-Q-AA8002	Page 3 of 53

Continuation to SF1449, Blocks 19 through 26, Schedule of Supplies/Services

a.             Services Required:  This is a sole source, 8(a) contract pursuant to FAR Part 19.8; and, procured in accordance with FAR Part 12 and FAR Subpart 13.5, Test Program for Certain Commercial Items. The Government requires the Contractor to provide all personnel, management, supervision, materials, supplies, equipment, tools, transportation and other items or services necessary to perform Security Guard Services at Coast Guard Aviation Training Center Mobile, AL in accordance with the: (1) the Performance Work Statement (PWS); (2) all the terms and conditions identified by reference and in full text; (3) all applicable documents; and, (4) the schedule and prices below.

b.             Schedule:  This is a firm-fixed price type contract with requirements provision. The term of the contract is for a base period of twelve months and four twelve-month option periods, if exercised by the Government, from 1 October 2001 through 30 September 2006, whose total contract duration will not exceed 60 months.

c.             Pricing:  The unit price offered is all-inclusive taking into consideration any cost of living increases, inflation, etc. for each additional year beyond the base period to include each option period (Contract Line Item Numbers (CLINS) 0001AA through 0005AA). Prices should not include any allowance for any contingency to cover increased costs for wage adjustments, as the Contractor will be afforded the opportunity to request any equitable wage adjustment at the time an option period is exercised, pursuant to FAR Clause 52-222-43, Fair Labor Standards Act and Service Contract Act - Price Adjustment (Multiple Year and Option Contracts).

d.             The Requirements Work:  CLINS 0001AB, 0001AC, 0001AD; 0002AB, 0002AC 0002AD; 0003AB, 0003AC, 0003AD; 0004AB, 0004AC, 0004AD; 0005AB, 0005AC, 0005AD are services that will be requested from the Contractor on an “as needed basis”. All services may not be required. These CLINS will be activated by the issuance of a task/delivery order(s). The Contractor shall provide a fully burdened hourly rate for each labor category utilized for these CLINS to be utilized for special events only. The unit price for this item includes all direct and indirect costs associated with providing one post hour of guard services, including all costs for transportation, equipment, etc.

REQUEST FOR QUOTATION DTCG84-01-Q-AA8002	Page 4 of 53

Continuation to SF1449, Blocks 19 through 24, Schedule of Supplies/Services

CLIN	Schedule of Supplies/Services	QTY	Unit of Issue	Unit Price	Total Amount

0001	Base Period: First Year of Performance (1 October 2001 – 30 September 2002)

Firm Fixed Price:

0001AA	Security Guard Services	12	MO	*	*
(Main Gate & Roving Guard)

Requirement Work:

0001AB	Additional Armed Guard	Hourly Rate			*
0001AC	Additional Unarmed Guard	Hourly Rate			*
0001AD	Additional Aimed Roving Guard	Hourly Rate			*

0002	Option One: Second Year of Performance (1 October 2002 – 30 September 2003)

Firm Fixed Price:

0002AA	Security Guard Services	12	MO	*	*
(Main Gate & Roving Guard)

Requirement Work:

0002AB	Additional Armed Guard	Hourly Rate			*
0002AC	Additional Unarmed Guard	Hourly Rate			*
0002AD	Additional Armed Roving Guard	Hourly Rate			*

0003	Option Two: Third Year of Performance (1 October 2003 – 30 September 2004)

Firm Fixed Price:

0003AA	Security Guard Services	12	MO	*	*
(Main Gate & Roving Guard)

Requirement Work:

0003AB	Additional Armed Guard	Hourly Rate			*
0003AC	Additional Unarmed Guard	Hourly Rate			*
0003AD	Additional Armed Roving Guard	Hourly Rate			*

* Confidential portions omitted and filed separately with the Securities and Exchange Commission.

REQUEST FOR QUOTATION DTCG84-01-Q-AA8002	Page 5 of 53

Continuation to SF1449, Blocks 19 through 24, Schedule of Supplies/Services

CLIN	Schedule of Supplies/Services	QTY	Unit of Issue	Unit Price	Total Amount

0004	Option Three: Fourth Year of Performance (1 October 2004 – 30 September 2005)

Firm Fixed Price:

0004AA	Security Guard Services	12	MO	*	*
(Main Gate & Roving Guard)

Requirement Work:

0004AB	Additional Armed Guard	Hourly Rate			*
0004AC	Additional Unarmed Guard	Hourly Rate			*
0004AD	Additional Armed Roving Guard	Hourly Rate			*

0005	Option Four: Fifth Year of Performance (1 October 2005 – 30 September 2006)

Firm Fixed Price:

0005AA	Security Guard Services	12	MO	*	*
(Main Gate & Roving Guard)

Requirement Work:

0005AB	Additional Armed Guard	Hourly Rate			*
0005AC	Additional Unarmed Guard	Hourly Rate			*
0005AD	Additional Armed Roving Guard	Hourly Rate			*

Total Amount for Firm Fixed Price portion of CLINS 0001 – 0005					*

* Confidential portions omitted and filed separately with the Securities and Exchange Commission.

REQUEST FOR QUOTATION DTCG84-01-Q-AA8002	Page 6 of 53

Continuation to SF1449, Blocks 19 through 24, Schedule of Supplies/Services

Performance Work Statement (PWS) for Security Guard Services at ATC Mobile, AL

1.0.          INTRODUCTION

The Coast Guard is procuring unarmed security guard services as described in the following paragraphs for the Coast Guard Aviation Training Center (ATC) Mobile, Alabama. The Contractor shall provide all labor, transportation, and supervision/management, unless otherwise specified, herein, to protect personnel, property, facilities, and land at the Training Center. This Performance Work Statement (PWS) is in coherence with the direction in which the Coast Guard is procuring contracts to ensure consistent performance and be result-oriented.

2.0.          BACKGROUND

2.1.          Mission:  The mission of the Coast Guard ATC Mobile is to provide protection to maintain a safe, clean and healthy environment for all the residents, military/civilian personnel and members of the public. To accomplish this mission, it is essential that the personnel, properties and facilities of the Aviation Training Center have qualified security guard services 24 hours, per day. The purpose of this PWS is to provide support to the ATC Mobile to accomplish its mission.

2.2.          Regular Working Hours:  The Government’s regular (normal) working hours are from 7:30 a.m. to 4:00 p.m., Monday through Friday, except Federal Holidays and other days specifically designated by the Contracting Officer. The ATC Maintenance Personnel, however, work on a 24-hour a day basis and training is continued until late hours of the day frequently.

2.3.          Hours of Operation:  The Contractor shall furnish security guard personnel who shall stand watch at the Main Gate of the ATC Mobile; who shall perform Roving Security Guard duties and One Security Guard in accordance with the schedule identified in the table below:

Location	Days	Hours

Main Gate	Monday through Sunday (7 days per week)	24 hours per day
Roving Security Guard	Monday through Friday	10:00 p.m. - 6:00 a.m. (8 hours per day)
	Saturday and Sunday	8:00 p.m. - 6:00 a.m. (10 hours per day)
CGES	Sunday	10:30 a.m. - 4:30 p.m. (6 hours per day)

REQUEST FOR QUOTATION DTCG84-01-Q-AA8002	Page 7 of 53

Continuation to SF1449, Blocks 19 through 24, Schedule of Supplies/Services

Performance Work Statement (PWS) for Security Guard Services at ATC Mobile, AL

3.0.          SCOPE

3.1.          The objective of this effort is to acquire all personnel, equipment, tools, materials, supplies, management, supervision, transportation, and other items and services, necessary to perform the required services. The contractor shall furnish all items, equipment and services, including all expendable supplies (i.e., office and operating, etc.); employee uniforms and special type clothing. The Contractor shall provide unarmed security guard services, including a site manager, at the Coast Guard Aviation Training Center, Mobile, Alabama, in accordance with this contract. This shall not prohibit Coast Guard personnel from assisting in protection, or protecting without the Contract employees. The required tasks are outlined herein.

3.2.          The service requirements and performance objectives relate directly to mission essential items as identified in the PWS, the Contractor Quality Control Plan (QCP) and the Government Monitoring Functions providing for the highest level of service delivery performance critical to mission success. The Contractor shall use the PWS, as well as the approved QCP to accomplish the following functions/tasks generated for this effort, which, may not be all inclusive:

a.  Main Gate Security Guard

b.  Roving Security Guard

c.  CGES Security Guard

REQUEST FOR QUOTATION DTCG84-01-Q-AA8002	Page 8 of 53

Continuation to SF1449, Blocks 19 through 24, Schedule of Supplies/Services

Performance Work Statement (PWS) for Security Guard Services at ATC Mobile, AL

4.0.          APPLICABLE DOCUMENTS

4.1.          The Contractor shall comply with all applicable federal, state, local and municipal laws, regulations and requirements; all industry standards/references; and, all Government and Coast Guard Regulations, attachments and exhibits listed in the table below applicable to the performance of the contract and to contractor personnel.

4.2.          Permits and Licenses:  Prior to starting work under this contract, the contractor shall obtain the necessary permits and licenses. The contractor shall be licensed as a qualified guard service contractor, in accordance with the requirements of the municipality, county, and state in which the protected premises are located, and shall maintain such licensing throughout the term of this contract.

4.3.          The Government will provide all publications listed upon request. Supplements or amendments to listed publications may be issued during the life of the contract. The Contractor shall immediately implement those changes, which result in a decrease, or no change in the contract price. Upon completion of the contract, the Contractor shall return to the Government all issued publications and any unused forms.

Publication Number	Title	Date	Provided
COMDTINST M4500.5	Property Management Manual		As necessary
COMDTINST M5100.29	Safety and Occupational Health Manual	6/1986	As necessary
COMDTINST M6000.1A	Medical Manual, Chapter 7	6/1987	As necessary
COMDTINST 16478.1B	Hazardous Waste Management	3/1987	As necessary
COMDTINST M1020.6D	Coast Guard Uniform Regulations		As necessary
COMDINST M110000.7	Facilities Energy Manual		As necessary
COMDTINST M5530.1A (series)	Physical Security Manual	10/1999
ATCNOTE 5400	ATC Organization Manual	Current version	As necessary
ANSI 289.1
Attachment Number 1	Wage Determination No. 1994-2009; Revision No.: 19	5/31/2001	Herein
Technical Exhibit 1	Map and Work Area Layout		Herein
	Standard Operating Procedures (SOP)		As necessary
	Summary of Personnel Training Requirements		As necessary
	Ordering of Work Form (OF-347)		As necessary
	Miscellaneous Forms		As necessary
NIDA	Certified Laboratory Drug Test List		As necessary

REQUEST FOR QUOTATION DTCG84-01-Q-AA8002	Page 9 of 53

Continuation to SF1449, Blocks 19 through 24, Schedule of Supplies/Services

Performance Work Statement (PWS) for Security Guard Services at ATC Mobile, AL

5.0.          TECHNICAL REQUIREMENTS

The Contractor shall furnish all labor, supervision, materials, equipment, transportation, and management necessary to provide guard services in accordance with the contract requirements.

5.1.          General

5.1.1.       Management:  The Contractor shall manage the total work effort associated with the unarmed guard services required to assure fully adequate and timely completion of these services. Included in this function will be a full range of management duties including, but not limited to, planning, scheduling, report preparation, establishing and maintaining records. The Contractor shall be available to meet with the COTR within normal response time.

a.             Work Control.  The Contractor shall implement all necessary scheduling and personnel/equipment control procedures to ensure timely accomplishment of all security guard services requirements.

b.             Schedules.  The Contractor’s monthly work schedule shall indicate the specific hours of the day that each post will be manned, including the name of personnel at each post. Proposed changes to the monthly work schedule shall be submitted to the COTR, at least, 48 hours prior to the start of the period in question.

c.             Records and Reports.  The Contractor shall maintain records and prepare reports, as set forth in Paragraph 6, Deliverables, of the PWS. A copy of all reports shall be available for inspection by the Government, at any time. Depending on the nature of an incident, the Contractor’s employees may be required to make written and oral statements to Coast Guard Intelligence, the Federal Bureau of Investigation or other agencies. Any written statements provided shall be considered a report under the terms of the contract. All records and copies of reports shall be turned over to the Contracting Officer within five calendar days after contract completion.

5.1.2.       Standards of Conduct:  The Contractor shall maintain satisfactory standards of employee competency, conduct, appearance, and integrity, and for taking such disciplinary action against his/her employees, as necessary. Each Contractor employee is expected to adhere to standards of conduct that reflect credit on themselves, their employer, the U.S. Coast Guard, and the Federal Government. The Government reserves the right to direct the Contractor to remove an employee from the work site for failure to comply with the standards of conduct. To maintain continuity of services, the Contractor shall initiate immediate action to replace such an employee, at no additional cost to the Government.

REQUEST FOR QUOTATION DTCG84-01-Q-AA8002	Page 10 of 53

Continuation to SF1449, Blocks 19 through 24, Schedule of Supplies/Services

Performance Work Statement (PWS) for Security Guard Services at ATC Mobile, AL

a.             The Government requires a favorable image and considers it to be a major asset of a protective force. The employee’s attitude, courtesy and job knowledge are influential in creating a favorable image. However, most people form an opinion by the appearance of the uniformed employees. All contract employees are, therefore, required to comply with the Coast Guard hair/beard/mustache length and style requirements.

b.             Neglect of duties shall not be condoned. This includes sleeping on duty, unreasonable delays or failures to carry out assigned tasks, conducting personal affairs during duty hours, and refusing to render assistance or cooperate in upholding the integrity of the work site security.

c.             Disorderly conduct, use of abusive or offensive language, quarreling, intimidation by words, actions, or fighting shall not be condoned. Also included is participation in disruptive activities that interfere with normal and efficient Government operations.

d.             The Contractor shall not allow any employee (while on duty) to possess, sell, consume, or be under the influence of intoxicants, drugs or substances that produce similar effects.

e.             Contractor employees may be subject to criminal actions as allowed by law in certain circumstances. These include, but are not limited to, the following:

1.             Falsification or unlawful concealment, removal, mutilation, or destruction of any official documents or records or concealment of material facts by willful omission from official documents or records.

2.             Unauthorized use of Government property, theft, vandalism, or immoral conduct.

3.             Unethical or improper use of official authority or credentials.

4.             Misuse of weapons.

5.             Security violations.

5.1.3.       Training:  The Contractor shall certify, in writing, prior to employee assigned to duty, that assigned employees have equivalent training in accordance with ATC Specification Sections 4.3.1, 4.3.2 and 4.3.3. This certification shall list employees by name and social security number, and shall include evidence of previous training and experience, if any. A similar certification shall be provided for each new employee, prior to work start. If the COTR determines that Contractor’s employees do not possess required training, the Contracting Officer will direct the Contractor to immediately remove such employees from duty, and provide qualified replacements, at no additional cost to the Government. If the Contractor fails to provide replacements, the Government may exercise one of its options under the provisions and clauses of the contract.

REQUEST FOR QUOTATION DTCG84-01-Q-AA8002	Page 11 of 53

Continuation to SF1449, Blocks 19 through 24, Schedule of Supplies/Services

Performance Work Statement (PWS) for Security Guard Services at ATC Mobile, AL

5.1.4.       Authority and Jurisdiction:  Authority of Contractor personnel to detain and/or make arrest shall be that of private citizens as defined by the laws of the state(s) in which performance takes place; and each member of the guard force shall be under a duty by virtue of his/her employment under this contract to exercise that authority in the manner directed by this contract. Members of the guard force shall be familiar with and comply with the limits of Coast Guard jurisdiction, as defined in the SOP.

5.1.5.       Key Control:  The Contractor shall establish, maintain and submit key control system procedures with the Quality Control Plan to ensure that unauthorized person or persons do not use any keys issued by the Coast Guard. Keys issued by the Coast Guard shall not be duplicated. Any key lost shall be immediately reported to the COTR, or if absent, the Manager. The Contractor shall submit a written report to the Contracting Officer and COTR, no later than the next workday. Submission may be made via facsimile. If it is determined by the Contracting Officer that the loss is the result of negligence on the part of the Contractor’s employee, the Contractor shall replace, re-key, or reimburse the Government for the cost of it. In the event the master key is lost or duplicated, the Government will replace all locks and keys, and the total cost of it shall be deducted from the Contractor’s monthly invoice. The Contractor shall not provide any unauthorized person access to any space. The Contractor shall receive, secure, issue, and account for all keys issued for access to buildings, offices, equipment, gates, etc. for the purposes of this contract. Prior to starting work, the Contractor shall sign a receipt for all keys issued by the Government. The Contractor shall maintain records, to be made available to the Government upon request, that show how many keys are in existence, and in whose possession they are. Contractor will hold keys for Janitorial Contractor and Walter’s Park.

5.1.6.       Hazardous Conditions:  The security guard personnel shall immediately report discovery of all potential hazardous conditions and items in need of repair to the COTR, or if absent, the Manager. Some examples of reportable situations, but not all inclusive, are inoperative lights, leaky faucets, toilet stoppage, broken or slippery floor surfaces, hazardous roadways, sudden changes in weather conditions (such as high winds, etc.) which present possible hazard to life or property.

5.1.7.       Emergencies

a.            Government Directed:  Declaration of an emergency by the Commanding Officer, Coast Guard, ATC Mobile, the security guard personnel shall deviate from their normal schedule and duties to meet the situation, as directed by the COTR or the Manager. When the security guard personnel are no longer needed for the emergency, they will be directed by the COTR or the Manager to resume their normal schedule and watch position. The Government will implement the above action, at no additional cost. The contract price will not be reduced for the diversion of security guard personnel from their normal schedule. In the event of increase threat conditions, when declared by the Commanding Officer, the Contractor shall furnish additional security guard

REQUEST FOR QUOTATION DTCG84-01-Q-AA8002	Page 12 of 53

Continuation to SF1449, Blocks 19 through 24, Schedule of Supplies/Services

Performance Work Statement (PWS) for Security Guard Services at ATC Mobile, AL

personnel within 24 hours of notification. The Contracting Officer shall notify the contractor when an increase threat condition exists, or anticipated. The emergency watch shall be 24 hours per day, not to exceed 14 consecutive calendar days. The cost of additional security guard personnel shall be at the specified hourly rate listed in the schedule.

b.            Contractor Directed:  Except for the emergency conditions described in the SOP, the Contractor shall not divert roving patrol personnel from their prescribed schedules without the prior approval of the Contracting Officer. In instances where the Contracting Officer gives verbal deviation approval, all pertinent facts concerning the deviation shall be recorded in an incident report and forward to the Contracting Officer within three hours of the approval. Diversions resulting from emergency conditions described in the SOP shall be reported to the Contracting Officer in an incident report within three hours of the diversion.

c.            Contingencies:  The Contractor shall provide an employee recall system with the capability of contacting and recalling a minimum of one off duty accepted guard force personnel. Personnel shall be on-site within 30 minutes of the Contractor’s receipt of the Contracting officer’s recall authorization. Situations that may result in recalls include riots, civil disturbances, or other large gatherings of people where, in the option of the Contracting Officer, a threat exists to life and property. Compensation for any such recall shall be in accordance with the “CHANGES” clause.

d.           Maintenance Emergencies.  In the case of a maintenance emergency, the gate security guard will contact the duty watch-stander, via their radio or telephone. This number is posted at the main gate and is set to auto-dial on the main gate telephone. If the duty watch-stander does not respond to the beeper, within 15 minutes, the security guard should attempt to contact the watch-stander at the phone number provided. If the security guard is unable to contact the OOD, contact the JOOD at the number provided. The phone number is programmed to auto-dial on the main gate telephone. This number is not to be disclosed to anyone for any reason. Examples of maintenance emergencies include:

1.             Air conditioning units inoperable in the summer months and heating units inoperable when the temperature goes below 68 degrees in the winter.

2.             Leaks that will not stop and are causing flooding.

3.             Electrical problem such as lights blinking on and off, sparks coming from any socket or light switch, circuit breaker constantly tripping, no hot water.

NOTE:  This list is not all-inclusive. If in doubt, the security guard shall call the duty watch-stander and they will make a determination on whether the problem is of an emergency nature.

e.            All Other Emergencies:

REQUEST FOR QUOTATION DTCG84-01-Q-AA8002	Page 13 of 53

Continuation to SF1449, Blocks 19 through 24, Schedule of Supplies/Services

Performance Work Statement (PWS) for Security Guard Services at ATC Mobile, AL

1.             In any situation where a violation of criminal law occurs, (break-in, robbery, domestic violence, etc.) the security guard is to immediately contact the local police, the OOD, and the security supervisor.

2.             Whenever local police or fire units respond to an emergency on the Aviation Training Center, the OOD is to be notified by radio or telephone.

3.             Should a vehicle pass through the main gate, either by failing to stop, or once stopped proceeding without proper authorization, immediately contact the Officer and the security supervisor. If neither can be contacted, or if you believe that residents on the complex could be at risk, immediately call the police. If the roving security guard is on duty, have them displaced so they can observe the situation and file a report.

4.             Should an employee have an emergency need and needs to contact the OOD, follow the procedures above. Do not give out the OOD’s phone number.

5.             If the security guard is unsure an emergency situation exists, contact the OOD and let them decide. The important point is to ensure that our employees are protected.

f.             Emergency Contact Numbers:  A list of key personnel and their emergency contact numbers, will be provided to the Contractor at the beginning of the contract, and updated as needed.

5.2.          Specific Tasks

5.2.1.       Standard Operation Procedures (SOP):  The Contractor shall utilize the existing Standard Operating Procedures (SOP) in compliance with the Government’s guard services policies and procedures. The SOP is an Administrative Manual defining routine and standard procedures for handling situations and matters pertaining to posts and guard service requirements. The Contractor shall perform the following:

a.             Deter and report unauthorized personnel or vehicular entry into areas designated by the Commanding Officer or his designated representative.

b.            Deter and report the damage, pilferage, removal, secreting, misappropriation, misuse, larceny, theft, or other improper or unlawful threats to, or disposition of Government or personal property or acts of espionage, sabotage, or wrongful destruction within the designated area(s).

c.             Endeavor to prevent the occurrence of fires, explosions, collapses, and other catastrophes.

REQUEST FOR QUOTATION DTCG84-01-Q-AA8002	Page 14 of 53

Continuation to SF1449, Blocks 19 through 24, Schedule of Supplies/Services

Performance Work Statement (PWS) for Security Guard Services at ATC Mobile, AL

In such an event, the Contractor shall summon appropriate response forces and then notify Government personnel as identified in the SOP; assist in minimizing the effects thereof; and assist in restoring the area to a safe condition.

d.             Safeguard personnel, deter the commission of crimes against person, summon appropriate response forces, and assist those response forces as required.

e.             Deter and report violations of base regulations, and enforce parking regulations, as required.

f.             Provide proper documentation and reports of all incidents and investigations.

g.            Provide additional accepted guard force personnel for special details/events.

h.            Receive, receipts for, and secure prohibited personal property as well as lost and found articles pending transfer to security officer for appropriate disposition.

i.              Receive, secure, issue and account for all keys issued to the Contractor or placed under the Contractor’s control.

j.              Provide fixed post guards and roving patrol(s).

k.             Provide intrusion and fire alarm monitoring.

I.             No employee shall be assigned to duty unless he/she is thoroughly knowledgeable of and understands the SOP.

m.            Provide emergency assistance to base, as required.

n.            The Contractor shall maintain a current copy of the SOP at each guard post. A detailed review of the SOP shall be provided as part of each employee’s training program and each time the SOP is modified. The Contractor’s SOP may need to be modified periodically to reflect required changes in the Government’s guard services policies and procedures. Special Orders are short term or one-time changes to the SOP.

o.            Traffic Accidents. The Contractor shall immediately notify the OOD of accidents, and shall assist, as required, in redirecting traffic, and other safety protective actions identified in the SOP.

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Performance Work Statement (PWS) for Security Guard Services at ATC Mobile, AL

p.            Gate/Building Openings. The Contractor shall close gate(s) and building(s) within 10 minutes of the scheduled time as specified in the SOP. The Contractor shall not open any building for any personnel. The guard keys may only be given to the CO/XO/OOD/or Security Officer.

5.2.2.       Prevention of Unlawful Offenses:  The Contractor’s employees shall detect and prevent offenses against the Government and its personnel and personal property within the boundary of ATC Mobile; and, shall prevent unauthorized access to Coast Guard ATC Mobile property. All security guard personnel shall immediately contact Mobile Police in the event of the commission of assaults, batteries, robberies, rapes and other crimes of violence. All security guards must have a viable communication system enabling them to quickly and decisively assist any other security guard or Coast Guard personnel, or both, confronted with a situation requiring additional personnel, or show of force. After contacting local police the security guard shall notify the COTR and/or Manager. When a security guard observes an offense being committed, or has probable cause to believe that an individual has committed an offense, the security guard shall detain the individual, if possible, and immediately inform the OOD and COTR.

5.2.3.       Traffic Control/Access:  No one may enter the ATC Mobile unless properly identified by an employee or Office personnel. To ensure positive identification of all visitors and vehicles the security guard may verify the driver’s license and/or military identification of anyone seeking to enter the complex.

a.             Anyone under age 18 desiring entrance to visit family or fitness center must provide adequate identification and have a sponsor they wish to visit verify their entry. No person under age 18 may vouch for another minor.

b.             All contractor services must be identified by permit issued by the Supply Office or the on-site contractor. A current listing of contractor personnel shall be maintained at the front gate.

c.             All commercial vehicles entering the complex must be logged in and state the reason for the visit. Utility vehicles (electric, phone, cable TV, etc) must provide a location and sponsor name where service will be performed and whether or not they need to go into a building. The ATC Mobile sponsor must be contacted about the service call. If no one is available and entry into a building is required, the contractor shall not be allowed access to ATC Mobile. If no entry is required, notify the OOD or COTR and allow entry.

d. All delivery trucks (UPS, FedEx, etc) must be logged in and out. Deliveries can be made to the Supply Office during the hours of 0730 to 1600, Monday through Friday.

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Performance Work Statement (PWS) for Security Guard Services at ATC Mobile, AL

After normal business hours, the gate security guard shall receive and accept any packages for and retain them until the next business day.

e.             All fast food delivery drivers shall be stopped at the gate and the sponsor called and asked if they will receive the delivery. Drivers shall provide store location, first and last name, license plate number, and time in and out.

f.             All employees having parties or official functions must leave a guest list, to include date, time, location, and their phone number, with the gate security guard.

g.            Between the hours of sundown and 0600, all vehicles, entering the complex shall be subject to identification card checks,

h.            When requested by the COTR, the security guard shall direct traffic, control parking, or perform other similar duties, at no additional cost to the Government.

5.2.4.       Unusual Occurrence and Accident:  The security guard shall report all unusual occurrences and accidents, immediately to the COTR, or the Manager, in his/her absence. Security personnel shall prepare a written report and submit it to the COTR within 24 hours.

5.2.5.       Lost and Found.  Security Guards shall immediately turn over any item found on the Coast Guard Aviation Training Center property, to the COTR, for appropriate disposition. The COTR also shall be notified, immediately, of report of lost property.

5.2.6.       Main Gate Security Guard:

a.            General:  The main gate security guard shall be responsible for around-the-clock security, including the following specific duties:

1.             Control access, both pedestrian and vehicular, to Coast Guard Aviation Training Center Mobile, by identification and inspection procedures, in accordance with the terms and conditions of this contract.

2.             Provide information to visitors.

3.             Maintain surveillance of all Government buildings and grounds within sight of the main gate.

4.             Enforce traffic regulations.

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Performance Work Statement (PWS) for Security Guard Services at ATC Mobile, AL

5.             Assist the COTR, Officer of the Day (OOD), or any other official representative of the Commanding Officer in the event of an emergency, as directed.

6.             Treat all public, military, and civilian personnel passing through the gate, in a courteous and polite manner. Address all military personnel by their proper military title.

7.             Keep Main Gate sentry booth clean and orderly.

8.             Maintain frequent communication with the COTR, if absent, the OOD, and inform them of any abnormal conditions.

9.             Maintain visitor logbook and any other logbook required by the COTR.

10.           Shall issue temporary visitor pass to each unregistered vehicle entering the Coast Guard property.

b.             Work Requirements:

1.             Authorized personnel or vehicles shall be allowed entry within one minute after arrival, and the Contractor shall minimize traffic congestion.

2.             The Contractor shall comply with the SOP regarding issuance of passes and badges to Government employees, visitors, Contractors, vendors, and others. The Contractor shall be courteous, and promptly process visitors, issue appropriate identification badges to authorized visitors, and record required information. Contractor employees shall provide clear directions to visitors upon request. Visitors shall either be denied access or issued an identification badge, within five minutes, after their arrival. Vehicle passes shall either be denied or issued, within five minutes, after the application is presented.

3.             The Contractor shall maintain a list of lost items, accept found items, accept found items and secure them until they can be transferred to security police or the Security Officer for disposition. The Contractor shall be fully responsible for items in his/her possession.

c.            Exit Control:  The Contractor shall comply with the SOP, regarding detention of persons or property, and shall insure that any person(s) attempting to take Government property off the installation has a valid property pass.

5.2.7.       Roving Security Guard

a.             General.  The roving function includes both foot and motorized patrols. Roving patrols shall be continuously on the alert for the occurrence of fires, explosions, collapses, and other

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catastrophes by close and detailed observation of buildings, machinery, vehicles, equipment, other resources, and personnel. Unsafe or potentially unsafe conditions, procedures, or activities shall be identified and promptly corrected, if possible. Alternatively, the Contractor shall restrict admission to the unsafe area to minimize the risk and notify the proper authority so that repair or correction can be accomplished as soon as possible. In the event of a catastrophe, the Contractor shall immediately summon appropriate response forces and then notify Government personnel prescribed by the SOP; assist in minimizing the effects thereof; and assist in restoring the area to safe condition as soon as possible. Specific duties include, but are not limited to, the following:

1.             Maintain constant surveillance during the period of a watch. Rounds shall be continuous, with no more than 20 minutes between rounds. The guard shall check the Fitness Center and the pool area, not less than three times per watch, for vandalism and trespassing. Each open space shall be entered and checked to ensure that all doors are locked and all lighting and equipment is turned off. The gate to the pool shall be locked after the first security inspection round. No one is allowed in the pool after 8:00 p.m.

2.             All Morse stations must be punched each round.

3.             Every round, a check shall be made of the entire base perimeter to detect unauthorized entry (attempted or actual). Routes shall be varied in order not to establish a set pattern.

4.             Building/Equipment Checks. While such checks are primarily to detect unsecured facilities, the patrol shall also immediately report fire, flooding, or other conditions that could result in damage to buildings/equipment or injuries to personnel. Such checks shall specifically include classified materials storage areas, weapons and munitions storage areas, safes, and other areas specifically in the SOP. The patrol guard(s) shall also turn off unnecessary lights and appliances and close windows/door to conserve energy. The Contractor’s employees shall not disturb papers on desks, open desk drawers or cabinets, erase blackboards, or use Government equipment except as authorized.

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Performance Work Statement (PWS) for Security Guard Services at ATC Mobile, AL

b.             The following table identifies the Morse Guard Tour Station Name List:

Station Name	Number

GATE HOUSE S13	001
CREDIT UNION	002
COMPT-E-SIDE SUPPLY	003
ADMIN REAR S16	004
HANGAR NE CRNR S05	005
ERICKSON HALL	006
GALLEY BOILER RM S25	007
QUALITY CENTER	008
GROC ANNEX-REAR S36	009
QALTERS PARK GATE	010
FUEL FARM	011
GULF STRIKE TEAM	012
AUTO HOBBY SHOP	013
FACENG BLDG S10	014
PERSRU WESTSIDE S04	015
HANGAR 2ND DECK S05	016
HANGAR 2ND DECK S05	017
MEDICAL-REAR MACH RM S24	018
MEDICAL STORAGE	019
BEQ BSMNT-GATOR LOUNGE	020
BEQ 2ND DECK NE CRNR	021
BEQ SE CRNR S25	022
BOQ LOBBY S25	024
BOQ BSMNT-POOL RM S25	025
BATH HOUSE FRONT S25	026
AVIONICS S55	027
VEHICLE STORAGE	028
GATE-WALKTHRU-CGES	029
SERVICE STATION	030

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Performance Work Statement (PWS) for Security Guard Services at ATC Mobile, AL

5.2.8.       Watch Routine

a.            A watch schedule shall not exceed a 10-hour period. The security guard shall not be assigned more than one watch in a 24-hour time period and shall not be assigned more than five watches in a seven-day period.

b.            The Main Gate security guard at the end of the watch period shall not leave the post until the contact relief guard has physically arrived. If an emergency arises and leaving the gate unmanned becomes a necessity, the gate security guard must call the security supervisor, immediately, and also notify the duty watch-stander. In the event of an approaching tropical storm or hurricane, Coast Guard personnel will relieve the security guards, approximately 12 hours, prior to the onset of threatening winds. In no instance shall the security guard leave the post until properly relieved. When being relieved by Coast Guard personnel, the security guard shall immediately notify the Site Manager. Guards shall report back to the work site immediately after storm passage. The officer of the day will provide relief for meal breaks in 30 minutes increments at each shift.

c.            Monitoring of Alarm Systems:  The Contractor shall monitor the alarm system(s) at Main Gate, Building # S13, listed in the table below, continuously, during the periods indicated. Alarm monitors shall be capable of communicating with the Contractor’s communications base station. This is so the appropriate authorities (fire department, etc.) may be contacted within the time frames specified in the SOP, and so the Contractor may dispatch a guard to the alarm site. Guards must arrive at the alarm site, within the appropriate response times specified below. Response time begins when the alarm sounds. The Government reserves the right to test the Contractor’s response to the alarms, not more than two times a month, without prior notice

Building/ Equip.	Alarm Type	Monitored During The Periods	Type Signal	Response Time

S04	Fire	24 Hrs Day/ 7 Days	Phone	5 Min
S04	IDS	24 Hrs Day/ 7 Days	Phone	5 Min
S05	Fire	24 Hrs Day/ 7 Days	Phone	5 Min
S05	IDS	24 Hrs Day/ 7 Days	Phone	5 Min
S16	Fire	24 Hrs Day/ 7 Days	Phone	5 Min
S18	Fire	24 Hrs Day/ 7 Days	Phone	5 Min
S24	Fire	24 Hrs Day/ 7 Days	Phone	5 Mm
S25	Fire	24 Hrs Day/ 7 Days	Phone	5 Min
S25	IDS	24 Hrs Day/ 7 Days	Phone	5 Min
S32	Fire	24 Hrs Day/ 7 Days	Phone	5 Min
S33	IDS	24 Hrs Day/ 7 Days	Phone	5 Min
S34	IDS	24 Hrs Day/ 7 Days	Phone	5 Min
S36	Fire	24 Hrs Day/ 7 Days	Phone	5 Min

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Performance Work Statement (PWS) for Security Guard Services at ATC Mobile, AL

Building/ Equip.	Alarm Type	Monitored During The Periods	Type Signal	Response Time
S36	IDS	24 Hrs Day/ 7 Days	Phone	5 Min
S50	Fire	24 Hrs Day/ 7 Days	Phone	5 Min
S55	Fire	24 Hrs Day/ 7 Days	Phone	5 Min
PHARMACY	IDS	24 Hrs Day/ 7 Days	Phone	5 Min

5.2.9.       Special Events:  Special events are situations where additional security guards are required on a non-recurring basis. The additional guards shall meet the same qualifications, standards and training requirements approved by the COTR/Contracting Officer, unless waived by the Contracting Officer. The Contractor shall furnish an estimated 32 hours of security guard services for special events per year. The additional security guards will be ordered by the Government, no later than one week, prior to the required date of the security guard service. Special events may include, but are not limited to, Armed Forces Day, Coast Guard Day, VIP visits, and base open houses. This list of Special Events is for informational and planning purposes only and in no way obligates the Government to order such services.

5.2.10.     Contractor Furnished Items, Materials, Equipment And Services:  And; Contractor Access To Government-Owned Facilities, Equipment And Services

a.             Contractor Furnished Items, Materials, Equipment and Services:  The Contractor shall furnish the following items; and, any other items, necessary to accomplish the work required:

1.             Uniform Items

2.             Flashlights

3.             Expendable supplies (i.e., paper, pens, batteries, etc.)

4.             Vehicles:  The Contractor shall provide all vehicles operating condition, at all times. The Contractor shall provide necessary for the performance of this contract. All vehicles shall be kept in a safe all fuel, oil, lubricants, and maintenance. Vehicle bodies shall be kept clean and free of dirt; and, no rust should be visible. All vehicles shall be clearly marked (both sides) with distinctive insignia, containing the words “Base Security” in letters, at least four inches in height. Each vehicle shall have a clearly visible red and/or blue flashing light. Each vehicle shall have a hand held or fixed searchlight, with a minimum of 100,000 candelas. Vehicles that are not operable, undergoing maintenance, located at another site, or unavailable for immediate use, are not acceptable. All vehicles must be less than 2 model years old, with less than 50,000 miles on the odometer, at the start of the contract. The Contractor shall insure all license, registration, inspection, and insurance requirements have

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been fulfilled and current, to operate the vehicle in the municipality, city, county, state and Coast Guard Aviation Training Center.

b.             Access to Government Facilities, Equipment, Materials and Services:  The contractor will have access to certain Government owned facilities, equipment and materials for use only in connection with this contract. The use of Government owned property for other purposes is prohibited. All such facilities, equipment and materials will be provided in “as is” condition. The Contractor shall not modify or alter Government-owned property without the written approval of the Contacting Officer. Any approved modification or alteration shall be at no cost to the Government. The Contractor shall restore the Government-owned property to the condition in which received, at no cost to the Government, except for reasonable wear and tear, at the completion of this contract performance or termination, except as otherwise approved by the Contracting Officer. The government will have the authority to use any of the Government-owned property for appropriate functions with 48-hour notice.

1.             Facilities.  The Contractor shall be responsible and accountable for Government-owned facilities made available for use in performing this contract; and, shall take adequate precautions to prevent fire hazards, odors and vermin. Janitorial services in Government-owned facilities would be provided. Waste shall be emptied by the janitorial service; however, the contractor may use Government dumpsters. The Contractor shall keep facilities along with the top of desks, tables and equipment clean, neat and orderly, which includes cleaning gatehouse windows. The contractor will have access to the following facilities and designated areas:

a.             A limited amount of office space and the Main Gate Sentry Booth, with restroom. The Government will provide normal maintenance and repair of the Main Gate Sentry Booth. Sentry booths will not be provided for roving patrols or posts manned less than eight continuous hours. The location of such space is Bldg. # S13 Main Gate House with 256 square footage (SF).

b.             The Contractor may utilize scheduled base mail and messenger service between all areas for correspondence and non-bulk mail related to the performance of the contract.

c.             A limited amount of parking exists for the Contractor’s employees and shall be assigned at the COTR’s discretion. Employees shall pay any associated fees or parking fines. Employees shall not use any parking spaces that are clearly marked as “Reserved” for others’ use.

2.             Equipment:  The Contractor will have access to the use of existing and available Government-owned equipment as identified in the table below. Equipment that is no longer usable, due to normal wear and tear shall be returned to the Government. The Contractor shall be

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responsible for the cost of any repairs or replacement caused by negligence or abuse by the Contractor, or his/her employees. The Contractor and the COTR will conduct a joint inventory, before commencing work under this contract, to determine the exact number and serviceability of Government-owned equipment. The Contractor shall then certify the findings of this inventory, assume accounting responsibility and, subsequently, report inventory discrepancies to the COTR. Government-owned property shall not be removed from the military base, unless approved by the Contracting Officer, in writing.

Description	Serial Number	Quantity	Condition

Motorola Radio	402AVSM512	1	Good
Motorola Radio	402AVSM513	1	Good
Motorola Radio	476AMQ1257	1	Fair
D6500 Radionics Security Receiver		1	Fair
Morse Watchman	Model #50-4	1	Fair
Chair (bldg S13)		2	Fair
Panic Remote	SNTOOO16	1	Fair
Phone	X6100/x6666	2	Fair
Refrigerator		1	Fair
Heat Pump		1	Fair

3.             Materials:  The contractor will have access to the following materials:  Green Log Books, Rover Logs and Trash Bags on an as needed basis. Contact Security Officer for supplies

4.             Utilities:  The Contractor will have access to telephone service for on base and local calls related to the performance of this contract only. Personal calls shall not exceed two minutes. If a tenant of the complex requests to use the phone in case of an emergency, the guard may authorize use and shall log the number and purpose of the call in the phone log. All calls may be monitored and verified by the OOD and/or the security chief. No long distance call may be made on the security phone. The Contractor will have access to the following utility services at existing outlets, for use in those facilities provided by the Government and as may be required for the work to be performed under the contract:  electricity, phone and heat/air conditioning. Information concerning the location of existing outlets may be obtained from the COTR.

5.             Emergency Medical:  The Contractor will have access to emergency first aid service for the Contractor’s employee resulting from serious injury or illness encountered while on duty. In the event of a serious emergency, the Contractor will have access to life-stabilizing service and transportation to a local hospital, if necessary. The Contractor will not have access to routine medical treatment service.

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6.0.          DELIVERABLES

The Contractor is responsible for meeting the deliverable format, content and schedule in accordance with the table below. Deliverables are required via electronic media, MS Word 7.0, when applicable, must be PC compatible and submitted on a 3.5” high-density floppy diskette.

Deliverables	Frequency	No. of Copies and To Whom	Date Required

Company Resume		Two - Contracting Officer/COTR	With Proposal
Quality Control Plan (to include staffing, assignments and training schedules)	Updates as needed	Two - Contracting Officer/COTR	With Proposal
Name(s), telephone number(s) and address(s) of the designated manager and/or on-site supervisor with qualifications	As needed	Two - Contracting Officer/COTR	With proposal
Certificate of Insurance as required by FAR 52.228-5	Annually	One – Contracting Officer	One copy with proposal; one copy on anniversary of policy renewal. (See note below)
Certificate of Physical Fitness	Annually	Two – Contracting Officer/COTR	Prior to employee assigned to duty and annually thereafter
Drug Urinalysis Test	Annually	One – COTR	Prior to employee assigned to duty and annually thereafter; Within 10 calendar days of receipt of test results
Contract Discrepancy Report	As needed	Two – Contracting Officer/COTR	Within 5 days of receipt from COTR
Gate (telephone, radio, alarm) Log		One – COTR	Daily
Incident Report		One – COTR	As needed
Traffic Accident Report (not an investigative report)		One –COTR	As needed
Key Log		One – COTR	Daily
Visitor Log		One – COTR	Daily
Security Log		One – COTR	Daily
Rover Log		One – COTR	Daily
Night Orders Book		One – COTR	Daily

NOTE:  It is acceptable to submit a letter from the Insurance Company stating a Certificate of Insurance will be provided upon contract award. A letter from the Contractor will not be acceptable.

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7.0.          PERSONNEL REQUIREMENTS/QUALIFICATIONS

7.1.          General:  The Contractor shall manage the total work effort associated with the services required to assure fully adequate and timely completion of these services. Such management includes, but is not limited to, planning, scheduling, report preparation, establishing and maintaining records and quality control. The Contractor shall provide staff with the necessary management expertise to assure the performance of the required work; and, trained and experienced personnel who meet established standards to effectively perform the services required and who exhibit capability to perform with minimum supervision. The Contractor shall submit the necessary personnel documentation, staffing lists and schedules. Removal or dismissal of employees, who are not fully able to perform the normally assigned duties or violate any security or health requirement, does not relieve the Contractor of the requirement to provide sufficient personnel to adequately perform services required. The Contractor shall provide contingencies for employees who are absent during their regular work hours; and, shall have in place a suitable replacement for the absentee employee within two hours of initial notification by the COTR.

7.2.          Site Manager.  The contractor shall provide a Site Manager, named in writing, along with a resume, who shall be responsible for the performance of all work. The assigned Site Manager shall have, at least, three years of successful law enforcement experience. Law enforcement experience includes: (1) Service as a police officer on a state of municipal police force, (2) Service as a Site Manager on similar contracts, (3) Process a proven record of leadership abilities needed to supervise a work force of approximately 12 people. Successful completion of a full four-year course of study, required for Baccalaureate of Science degree in Police Science, from a recognized college or university, may be substituted.

a.             The Site Manager shall have full authority on a day-to-day basis to act for the Contractor on all matters pertaining to the performance of this contract. The Site Manager will not be required to be on site on a full time basis. The Site Manager shall be available to discuss contract matters with the Contracting Officer, or the COTR, within one hour of notification during the hours of 7:30 a.m. to 4:30 p.m., Monday through Friday. This can be accomplished in person, or by telephone, depending on the circumstances.

b.             The Site Manager shall meet with the COTR to discuss immediate problem areas. The Site Manager shall be present at the Coast Guard complex, as soon as possible, after notification.

c.             The shall have the authority to immediately remove from the complex any contract employee, when ordered by the Contracting Officer, under the terms and conditions of this contract.

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d.             The Site Manager shall ensure:

(1)   Each post is staffed in accordance with the terms and conditions of the contract

(2)   Employees wear the proper uniform

(3)   Employees have the proper equipment at their post

(4)   Brief each employee about the duties and responsibilities of that post, prior to commencing their security guard service

e.             In the event of an emergency, the Site Manager shall assist in the performance of any duty assigned to effectively discharge and carry out the contract requirements.

f.              The Manager acting for the COTR/Security Officer may supplement contractor-provided guard personnel with military personnel, as deemed necessary. All military personnel will be under the direction and control of the COTR/Security Officer.

7.3.          Qualifications:  Each security guard shall meet the following minimum education and experience, health, citizenship, security and suitability requirements. The Contractor shall submit copies of certification of compliance to the Contracting Officer prior to the employees commencement of work.

7.3.1.       Education/Experience

a.             Security guards shall be, at least, 21 years of age.

b.             A high school graduate or equivalent. Equivalent is defined as having received a passing grade on the General Education Development (GED) exam.

c.            Completed a total of four educational units. Each year of full time experience of a military, government or civilian guard force shall equal one educational unit. The experience shall include protecting property, equipment or materials, and person-to-person relationship in enforcing various rules and regulations.

d.            Guards shall be able to effectively communicate verbally and be able to read and understand verbal and written rules and regulations, detailed written orders, training instructions and materials, and be able to compose reports, which convey an accurate description of events. The security guard must be able to converse without difficulty and be easily understood by the COTR, Manager, other Coast Guard personnel and the general public.

7.3.2.       Physical Qualifications/Health.  Each guard service employee shall be in good physical condition; be able to protect themselves and others; and withstand sudden emotional stress

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and physical exertion in apprehension of suspects and violators. Pursuit may be on foot, requiring running, jumping, climbing, and/or crawling, followed by physical contact to overpower the violator as necessary.

a.            All security guard personnel shall be in good health without physical defects or abnormalities, which may interfere with the performance of their duties, which includes standing for prolonged periods. Each person will have 20/20 (corrected) vision, proper hearing, no communicable diseases, addictions, or other drug prlblems that would interfere with performance of their duties. Each one must pass a physical examination given by a licensed physician or health care professional prior to assignment and yearly thereafter with a copy of the medical reports furnished to the COTR. Any employee talking prescription medicine shall not perform security guard service on ATC property, unless their personal physician furnishes a written release.

b.            Prior to commencement of work, all contractor employees shall submit to and pass a drug urinalysis test. Additionally, during contract performance, all guards will be required to submit to a random drug urinalysis test at least once annually. The Contractor shall coordinate and ensure completion of all drug urinalysis testing. All drug urinalysis testing shall be performed at the Contractor’s expense by an independent laboratory certified by the state of Alabama or the Federal Government to conduct such test. The National Institute for Drug Abuse (NIDA) certifies independent laboratories currently certified in the Federal Register. For further information, they may be contacted at 1-800-843-4971. When a Contractor’s employee fails the test or refuses to submit to the test, that individual shall be ineligible to perform any duties under this contract. Results of all testing shall be submitted to the COTR within 10 calendar days from date of receipt of said tests.

7.3.3.       Citizenship/Security Clearance Requirements.  All security guard employees shall be citizens of the United States of America. All Contractor employees assigned to perform guard services under this contract must pass a favorable National Agency Check Inquires (NACI) conducted by the Office of Personnel Management (OPM) under the Industrial Security Program, or local police record checks, or both. The contractor shall not employ any personnel that have been convicted of a felony or a military discharge other than honorable. Prior to employee’s assignment to perform, the contractor shall submit, to the COTR, proof of a satisfactory NACI or local police records check. A Contractor’s failure to meet NACI or a local police check, as specified, shall not constitute an excuse for nonperformance under this contract. Each person driving a vehicle on the Mobile ATC shall have a valid Alabama Driver’s License in possession at all times they are in the vehicle.

7.3.4.       Appearance:  All security guards shall use the Coast Guard grooming regulations as a minimum standard concerning hair, mustache, and sideburns. All security guard personnel shall

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Performance Work Statement (PWS) for Security Guard Services at ATC Mobile, AL

wear clean, neat and complete uniforms including headgear, while on duty. The color and configuration of the security guard’s uniform shall be clearly distinctive from any and all Coast Guard uniforms. The uniform’s color(s) shall be the same as that in general use by large guard or police organizations in the United States. All employees shall wear the same color and style of uniform. The seasonal variation of the uniform is permitted. The security guard uniform shall include the Contractor’s ornament displayed on all headgear in accordance with state and local law and regulation. The appearance of uniforms shall be maintained so that shoes are shined; so that all items fit well and are clean, neat and well pressed; and so that he uniform otherwise presents a favorable public image.

7.3.5.       Employee Identification/Automobile Pass:  The Contractor shall furnish each employee with a contract employee identification card. The Contractor shall have the COTR validate identification cards assigned to each employee. When employees are dismissed from duties under this contract the contractor shall provide proof the company ID card has been recovered. While performing assigned duties, a contractor employee may park his/her privately owned vehicle (POV) on complex, provided a vehicle pass has been issued to the vehicle. The COTR will issue vehicle passes to contractor personnel upon commencement of the contract for their POV, if Alabama state automobile insurance requirements are met and if the vehicle has a valid state registration. The contractor shall ensure return of each employee’s vehicle pass to the COTR upon termination of the contract, or upon termination of an individual’s employment.

7.3.6.       Security/Vehicle Requirements:  A list of employees’ names is required for security purposes, which must be updated each time there is a personnel change. Each vehicle for which a decal or pass is requested must meet the established Coast Guard requirements, e.g., safety, insurance, etc., for issuance. Should security conditions warrant such, the Coast Guard will issue all Contractor employees identification cards, which shall be turned in upon the request of the Coast Guard.

7.3.7.       Removal of Contractor Employees:  All personnel employed by the Contractor, or any representative of the Contractor, entering any of the Government facilities shall conform to all security regulations which may be in effect during the contract period and shall be subject to such checks as may be deemed necessary to assure that no violations occur. The contract employees shall be on-site only while performing security guard services. The use of the complex recreational facilities by contract personnel is strictly prohibited. The Government reserves the right to direct the Contractor to remove from performance under this contract, any employee, for misconduct or security reasons. This shall not relieve or constitute an excuse from contract performance. Upon dismissal the employee shall render all identification for entry to base.

7.3.8.       Conservation of Utilities:  The Contractor shall actively participate in Coast Guard energy conservation activities. The contractor shall comply with and enforce all local command

REQUEST FOR QUOTATION DTCG84-01-Q-AA8002	Page 29 of 53

Continuation to SF1449, Blocks 19 through 24, Schedule of Supplies/Services

Performance Work Statement (PWS) for Security Guard Services at ATC Mobile, AL

policies and directives regarding energy management. Contract employees shall be instructed in utilities conservation practices, and shall be required to operate under conditions that prevent waste of Government-owned utilities. This may include, but not be limited to, the turning off of interior and exterior light fixtures when not in use or not needed, temperature adjustments on thermostats, securing running water, etc. Primary responsibility will fall to the rover position, during his/her rounds. The rover operates after work, when most working spaces on base, with the possible exception of the hangar, are secured.

7.3.9.       Strike Contingency Plan.  A Strike Contingency Plan (SCP) is required to assure the Government that there will be no significant interruption of contract services due to labor disruptions. The Contractor is responsible for delays arising out of labor disputes, including but not limited to strikes.

REQUEST FOR QUOTATION DTCG84-01-Q-AA8002	Page 30 of 53

Continuation to SF1449, Blocks 19 through 24, Schedule of Supplies/Services

Performance Work Statement (PWS) for Security Guard Services at ATC Mobile, AL

8.0.          CONTRACTOR QUALITY CONTROL (QC) REQUIREMENTS

8.1.          Contractor Quality Control Plan (QCP):  The Contractor shall develop, maintain and submit with its quote for evaluation QCP delineating the Contractor’s QC program/inspection system to monitor and control their performance of services so that they meet the contract requirements. The program/inspection system shall establish and explain in detail how the Contractor shall sustain the quality of providing the services required. The COTR will approve any changes to the QCP prior to the Contractor implementing them. If the COTR perceives such changes to be other than minor, approval by the Contracting Officer is necessary.

8.2.          QC Program/Inspection System:  The QC system shall encompass all functions of the contract. It must specify areas to be inspected on either a scheduled or unscheduled basis and list the title(s) of the individual(s) conducting the inspection. The contractor shall develop and implement quality control procedures addressing the areas identified in the PWS and implement procedures to identify, prevent, and ensure non-recurrence of defective services. The QC system shall be designed to keep the Contractor’s management and the Coast Guard informed of all issues affecting quality, to include timely and effective corrective action for all deficiencies. The QC records shall, in part, consist of checklists of inspections and shall indicate the nature, frequency and number of observations made, the number and type of deficiencies found, and the nature of corrective action taken as appropriate.

8.3.          Contents of the QC Program/Inspection System shall include, but are not limited to, the following:

a.             Introduction to the Quality Control System:

1.     Background and Rationale for the System

2.     Objectives in using Quality Control

3.     Successes with and updates for the System

b.             Quality Control Process for the Various Tasks identified herein:

1.     Steps and Flow Diagram (includes a checklist used in inspecting contract performance during regularly scheduled/unscheduled inspections/testing; method of documenting and enforcing quality control operations)

2.     Inspection Procedure (to include checklists used by the contractor, identifying the items, frequency, conformance indicators and actions taken if nonconformance found covering all the service requirements of this contract.

3.     Means of Identifying and Resolving Problems

4.     Roles and Responsibilities

REQUEST FOR QUOTATION DTCG84-01-Q-AA8002	Page 31 of 53

Continuation to SF1449, Blocks 19 through 24, Schedule of Supplies/Services

c.             Specific Quality Control Functions:

1.     Supervision of Services covering all the service requirements of this contract (to include schedules for all necessary staffing assignments for each area; submissions and completion reports; availability of project manager/supervisor/shift-leader and any substitutes/alternates with the flexibility to realign staff for certain events; a training plan outlining names, topics, and completion dates; and, the name(s) of the individual(s) who will perform the inspections.

2.     Security Guard Services SOP

3.     One year Cycle involving process for initial application

4.     Sanitation, maintenance & minor repair of Facility (including employee areas)

5.     Waste Management (including recycling)

6.     Compliance with Security, Safety and Health and Sanitary requirements

7.     Contractor Identified Service Work procedures

8.     Key Control Procedures

d.             Contingencies:

1.     Emergency Situations - procedures to be used; obtaining additional employees

2.     Strike Contingency Plan

8.5.          Performance Evaluation Meetings.  The Contract Supervisor/Site Manager, or alternate, may be required to meet at least weekly with the COTR during the first month of the contract. Meetings will be as often as necessary, thereafter, as determined by the COTR. The minutes of the meetings shall be prepared by COTR, and signed by him or her, and the Manager. If the Contractor does not concur with the minutes, they shall state, in writing, any areas of non-concurrence, and submit to the COTR, within five calendar days of receipt of the signed minutes.

8.6.          Contract Discrepancy Report (CDR):  When a discrepancy exists, the contractor shall be required to complete Block 4 of a CDR, which will be submitted to the contractor at the time of issuance. The Contracting Officer will evaluate the contractor’s explanation and determine the next course of action. The Contractor may request a meeting whenever a Contract Discrepancy Report (CDR) is issued.

REQUEST FOR QUOTATION DTCG84-01-Q-AA8002	Page 32 of 53

Continuation to SF1449, Blocks 19 through 24, Schedule of Supplies/Services

9.0.          GOVERNMENT MONITORING REQUIREMENTS

9.1.          Fundamental Government Responsibilities:  The COTR is responsible for representing the Contracting Officer in all facets of quality for the services required. The designated personnel will carry out inspections, reviews and approvals, handle deficiencies; and, ultimately accept on behalf of the Contracting Officer. The functions of the COTR are identified in paragraphs 9.2 and 9.3 below. Government personnel, such as a Quality Assurance Evaluator (QAE), other than the Contracting Officer and the COTR from time to time, may observe the Contractor’s operations. However, these personnel may not interfere with Contractor performance.

9.2.          General Monitoring Functions:  To facilitate the surveillance of the Contractor’s Quality Control Program by the Government, the COTR will verify contractor compliance with designated contract/performance requirements. The COTR will also review the critical requirements to assess their applicability and recommend the addition or deletion of requirements as conditions warrant. In addition, for noncompliance and/or untimely corrective action to deficiencies of specific tasks, the contractor is subject to re-performance (at the company’s expense) and/or an inspection fee. With this intent, the surveillance approach may not be one that stays the same throughout the duration of the contract. The COTR will periodically update the surveillance approach when the need arises. The COTR will inspect the contractor’s QCP regularly for compliance with the contract requirements,

9.3.          Specific Monitoring Functions:  The COTR will establish an Inspection Schedule using the Quality Checklists from the Contractor’s QC Program. The COTR will perform the following qualitative and evaluative functions, which comprise the Government Quality Assurance Surveillance Plan (QASP):

a.             Carry out periodic inspections using the Quality Checklists

b.             Report any findings resulting from these inspections to the Contractor/Contracting Officer.

c.             If discrepancies are discovered as a result of the periodic inspections, or any other means, use a CDR to communicate them to the contractor and follow up to ensure nonconformance are corrected.

d.             Meet with the Contractor’s Manager as agreed to or as often as necessary. The contractor and COTR will sign the written minutes of these meetings, prepared by the COTR. Any area(s) of non-concurrence by the Contractor with the minutes must be specified in writing to the COTR within five calendar days of receipt of the signed minutes.

REQUEST FOR QUOTATION DTCG84-01-Q-AA8002	Page 33 of 53

Continuation to SF1449, Blocks 19 through 24, Schedule of Supplies/Services

Performance Work Statement (PWS) for Security Guard Services at ATC Mobile, AL

e.             Conduct periodic customer surveys. The validated surveys will be compared to the requirements stated herein. Any discrepancies found will be handled as described herein.

f.              Schedule equipment maintenance on an as-needed basis.

g.             Follow-up to ensure customer surveys are conducted properly and contractor responds fully to concerns.

h.             Review and approve changes for initial, annual and final equipment inventories and inventory reports.

i.              Take appropriate actions based on Health, Safety, Environmental and any other inspection results.

j.              Perform annual and final Performance Evaluations

REQUEST FOR QUOTATION DTCG84-01-Q-AA8002	Page 34 of 53

Continuation of SF1449, Block 27, FAR Clauses

FAR Clause 52.212-4, Contract Terms and Conditions — Commercial Items (May 2001) is incorporated by Reference, except for any tailoring identified below:

(g) Invoice.

(1)           The Contractor shall submit an original invoice, not a facsimile, for services rendered, to:  Commander (fcp-1), Maintenance and Logistics Command Atlantic, Attn:  Contracting Officer, 300 East Main Street, Suite 965, Norfolk, VA 23510-9113;

(2)           Simultaneously, the Contractor shall submit an invoice copy to the applicable COTR for certification at the following office:  Commanding Officer, Coast Guard Aviation Training Center Mobile, Attn:  COTR, 8501 Tanner Williams Road, Mobile, AL 36608.

NOTE:  It is imperative that both the Contracting Officer and the COTR receive a copy of the invoice at the same time in order to process payment in a timely manner. If the Contractor has the capability, the invoice may be transmitted electronically to the following e-mail addresses concurrently:  the Contract Administrator/kmcelheney@mlca.uscg.mil;  the Program Assistant/vfranklin@mlca.uscg.mil;  and, the COTR.

(3)           Invoice shall be submitted on a monthly basis; and, only after completion of the monthly services, not prior to or during the actual performance period, unless prior arrangements have been made with the Contracting Officer’s approval.

(4)           Contractor shall submit a proper invoice as identified in Paragraph 5 below. An improper invoice will be rejected and contractor payment delayed. The invoice shall be itemized to correlate to the schedule of services herein. Each line item shall be identified separately providing for a subtotal and a total line item amount.

(5)           An invoice must include —

a.             Name and address of the Contractor;

b.             Invoice date;

c.             Contract number, contract line item number and, if applicable, the order number;

d.             Description, quantity, unit of measure, unit price and extended price of the items delivered;

e.             Shipping number and date of shipment including the bill of lading number and weight of shipment if shipped on Government bill of lading;

f.              Terms of any prompt payment discount offered;

g.             Name and address of official to whom payment is to be sent; and

h.             Name, title, and phone number of person to be notified in event of defective invoice.

(6)           Invoices will be handled in accordance with the Prompt Payment Act (31 U.S.C. 3903) and Office of Management and Budget (OMB) Circular A-125, Prompt Payment. Contractors are encouraged to assign an identification number to each invoice.

REQUEST FOR QUOTATION DTCG84-01-Q-AA8002	Page 35 of 53

Continuation to SF1449, Blocks 27, FAR Clauses

FAR Clause 52.212-4, Contract Terms and Conditions — Commercial Items (May 2001) is incorporated by References, except for any tailoring identified below (continued):

(i) Payment.

(1)           Payment shall be made for items accepted by the Government that have been delivered to the delivery destinations set forth in this contract. The Government will make payment in accordance with the Prompt Payment Act (31 U.S.C. 3903) and Office of Management and Budget (OMB) Circular A-125, Prompt Payment. If the Government makes payment by Electronic Funds Transfer (EFT), see 52.212-5(b) for the appropriate EFT clause. In connection with any discount offered for early payment, time shall be computed from the date of the invoice. For the purpose of computing the discount earned, payment shall be considered to have been made on the date, which appears on the payment check, or the specified payment date if an electronic funds transfer payment is made.

(2)           When providing discount terms for prompt payment, as indicated in paragraph 1 above, “...time shall be computed from the date of the invoice. If the invoice is not dated, the due date shall be calculated from the date the designated billing office receives a proper invoice...” Sufficient time for processing the discount shall be allowed. A discount term less than 15 days is not acceptable due to the considerable effort involved in processing this type of invoice.

(t) FAR Clause 52.204-1, Approval of Contract (Dec 1989)

This contract is subject to the written approval of the Chief, Procurement Branch, Maintenance and Logistics Command Atlantic, and shall not be binding until so approved.

(u) FAR 52.217-8 — Option to Extend Services (Nov 1999)

The Government may require continued performance of any services within the limits and at the rates specified in the contract. These rates may be adjusted only as a result of revisions to prevailing labor rates provided by the Secretary of Labor. The option provision may be exercised more than once, but the total extension of performance hereunder shall not exceed 6 months. The Contracting Officer may exercise the option by written notice to the Contractor within 30 days prior to contract expiration.

(v) FAR 52.217-9 — Option to Extend the Term of the Contract (Mar 2000):

(a) The Government may extend the term of this contract by written notice to the Contractor within 30 days; provided that the Government gives the Contractor a preliminary written notice of its intent to extend at least 60 days before the contract expires. The preliminary notice does not commit the Government to an extension.

REQUEST FOR QUOTATION DTCG84-01-Q-AA8002	Page 36 of 53

Continuation to SF1449, Blocks 27, FAR Clauses

FAR Clause 52.212-4, Contract Terms and Conditions — Commercial Items (May 2001) is incorporated by References, except for any tailoring identified below (continued):

(b)           If the Government exercises this option, the extended contract shall be considered to include this option clause.

(c)           The total duration of this contract, including the exercise of any options under this clause, shall not exceed 60 months.

(w) FAR Clause 52.219-17 Section 8(a) Award. (DEVIATION) (FEB 1990)

(a)           By execution of a contract, the Small Business Administration (SBA) agrees to the following:

(1)           (DELETED)

(2)           Except for novation agreements and advance payments, delegates to the MLCLANT the responsibility for administering the contract with complete authority to take any action on behalf of the Government under the terms and conditions of the contract; provided, however that the contracting agency shall give advance notice to the SBA before it issues a final notice terminating the right of the subcontractor to proceed with further performance, either in whole or in part, under the contract.

(3)           That payments to be made under the contract will be made directly to the subcontractor by the contracting activity.

(4)           To notify the MLCLANT Contracting Officer immediately upon notification by the subcontractor that the owner or owners upon whom 8(a) eligibility was based plan to relinquish ownership or control of the concern.

(b)           The offerer/subcontractor agrees and acknowledges that it will, for and on behalf of the SBA, fulfill and perform all of the requirements of the contract.

(x) FAR 52.222-42 — Statement of Equivalent Rates for Federal Hires (May 1989).

In compliance with the Service Contract Act of 1965, as amended, and the regulations of the Secretary of Labor (29 CFR Part 4), this clause identifies the classes of service employees expected to be employed under the contract and states the wages and fringe benefits payable to each if they were employed by the contracting agency subject to the provisions of 5 U.S.C. 5341 or 5332.

REQUEST FOR QUOTATION DTCG84-01-Q-AA8002	Page 37 of 53

Continuation to SF1449, Blocks 27, FAR Clauses

FAR Clause 52.212-4, Contract Terms and Conditions — Commercial Items (May 2001) is incorporated by References, except for any tailoring identified below (continued):

This Statement is for Information Only:  It is not a Wage Determination

Employee Class	Monetary Wage – Fringe Benefits
27101/Guard I	GS-4- fringe

(y) FAR Clause 52.228-5 — Insurance - Work on a Government Installation (Jan 1997):

The contractor shall submit a Certificate of Insurance in accordance with the PWS, Paragraph 6.0. An updated certificate shall be submitted annually within 10 days after each new contract year.

(a) The Contractor shall, at its own expense, provide and maintain during the entire performance of this contract, at least the kinds and minimum amounts of insurance required as follows in accordance with FAR Part 28.306/307/310:

(1)           Workers’ compensation and employer’s liability.  The contractor shall comply with applicable Federal and State Worker’s Compensation and Occupational Disease statutes. Employer’s liability coverage of at least $100,000.00 shall be required.

(2)           General liability.  The Contractor shall provide bodily injury liability insurance coverage written on the comprehensive form policy of at least $500,000 per occurrence. Property damage liability insurance shall be required only in special circumstances as determined by the agency.

(3)           Automobile liability.  This insurance shall be required on the comprehensive form of policy, and shall provide bodily liability and property damage liability covering the operation of all automobiles used in connection with performing the contract. Policies shall provide coverage of at least $200,000.00 per person and $500,000.00 per occurrence for bodily injury and $20,000.00 per occurrence for property damage.

(b) Before commencing work under this contract, the Contractor shall notify the Contracting Officer in writing that the required insurance has been obtained. It is acceptable to submit a letter from the Insurance Company stating a Certificate of Insurance will be provided upon contract award. A letter from the Contractor will not be acceptable. The policies evidencing required insurance shall contain an endorsement to the effect that any cancellation or any material change adversely affecting the Government’s interest shall not be effective —

(1) For such period as the laws of the State in which this contract is to be performed prescribe; or

REQUEST FOR QUOTATION DTCG84-01-Q-AA8002	Page 38 of 53

Continuation to SF1449, Blocks 27, FAR Clauses

FAR Clause 52.212-4, Contract Terms and Conditions — Commercial Items (May 2001) is incorporated by References, except for any tailoring identified below (continued):

(2) Until 30 days after the insurer or the Contractor gives written notice to the Contracting Officer, whichever period is longer.

(c) The Contractor shall insert the substance of this clause, including this paragraph (c), in subcontracts under this contract that require work on a Government installation and shall require subcontractors to provide and maintain the insurance required in the Schedule or elsewhere in the contract. The Contractor shall maintain a copy of all subcontractors’ proofs of required insurance, and shall make copies available to the Contracting Officer upon request.

(z) FAR Clause 52.252-2 — Clauses Incorporated by Reference. (Feb 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these Internet address(es):  http://www.arnet.gov/far/ and http://farsite.bill.af.mil/vffarl.htm

FAR Clause 52.232-18 — Availability of Funds (Apr 1984)

FAR Clause 52.237-2 — Protection of Government Buildings, Equipment and Vegetation (Apr 1984)

FAR Clause 52.245-1 — Property Records (Apr 1984)

FAR Clause 52.245-2 — Government Property (Fixed-Price Contracts) (Dec 1989)

TAR Clause 1252.237-70 — Qualifications of Employees (Oct 1994)

REQUEST FOR QUOTATION DTCG84-01-Q-AA8002	Page 39 of 53

Continuation to SF1449, Blocks 27, FAR Clauses

FAR Clause 52.212-5 — Contract Terms and Conditions Required to Implement Statutes or Executive Orders — Commercial Items (May 2001)

(a) The Contractor shall comply with the following FAR clauses, which are incorporated in this contract by reference, to implement provisions of law or executive orders applicable to acquisitions of commercial items:

(1) 52.222-3, Convict Labor (E.O. 11755);

(2) 52.233-3, Protest after Award (31 U.S.C 3553).

(b) The Contractor shall comply with the FAR clauses in this paragraph (b) that the contracting officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items or components;

[Contracting Officer shall check as appropriate.]

☒ (1) 52.203-6, Restrictions on Subcontractor Sales to the Government, with Alternate I (41 U.S.C. 253g and 10 U.S.C. 2402).

☐ (2) 52.219-3, Notice of HUBZone Small Business Set-Aside (Jan 1999).

☐ (3) 52.219-4, Notice of Price Evaluation Preference for HUBZone Small Business Concerns (Jan 1999) (if the offeror elects to waive the preference, it shall so indicate in its offer).

☐ (4) (i) 52.219-5, Very Small Business Set-Aside (Pub. L. 103-403, section 304, Small Business Reauthorization and Amendments Act of 1994).

☐ (ii) Alternate I to 52.219-5.

☐ (iii) Alternate II to 52.219-5.

☐ (5) 52.219-8, Utilization of Small Business Concerns (15 U.S.C. 637 (d)(2) and (3)).

☐ (6) 52.219-9, Small Business Subcontracting Plan (15 U.S.C. 637 (d)(4)).

☒ (7) 52.219-14, Limitations on Subcontracting (15 U.S.C. 637(a)(14)).

☐ (8) (i) 52.219-23, Notice of Price Evaluation Adjustment for Small Disadvantaged Business Concerns (Pub. L. 103-355, section 7102, and 10 U.S.C. 2323) (if the offeror elects to waive the adjustment, it shall so indicate in its offer).

☐ (ii) Alternate I of 52.219-23.

☐ (9) 52.219-25, Small Disadvantaged Business Participation Program-Disadvantaged Status and Reporting (Pub. L. 103-355, section 7102, and 10 U.S.C. 2323).

☐ (10) 52.219-26, Small Disadvantaged Business Participation Program-Incentive Subcontracting (Pub. L. 103-355, section 7102, and 10 U.S.C. 2323).

☒ (11) 52.222-21, Prohibition of Segregated Facilities (Feb 1999).

☒ (12) 52.222-26, Equal Opportunity (E.O. 11246).

☒ (13) 52.222-35, Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era (38 U.S.C. 4212).

☒ (14) 52.222-36, Affirmative Action for Workers with Disabilities (29 U.S.C. 793).

☒ (15) 52.222-37, Employment Reports on Disabled Veterans and Veterans of the Vietnam Era (38 U.S.C. 4212).

☐ (16) 52.222-19, Child Labor-Cooperation with Authorities and Remedies (E.O. 13126).

REQUEST FOR QUOTATION DTCG84-01-Q-AA8002	Page 40 of 53

Continuation to SF1449, Blocks 27, FAR Clauses

FAR Clause 52.212-5 — Contract Terms and Conditions Required to Implement Statutes or Executive Orders — Commercial Items (May 2001) (Continued):

☐ (17)(i) 52.223-9, Estimate of Percentage of Recovered Material Content for EPA-Designated Products (42 U.S.C. 6962(c)(3)(A)(ii)).

☐ (ii) Alternate I of 52.223-9 (42 U.S.C. 6962(i)(2)(C)).

☐ (18) 52.225-1, Buy American Act-Balance of Payments Program-Supplies (41 U.S.C. 10a-10d).

☐ (19)(i) 52.225-3, Buy American Act - North American Free Trade Agreement - Israeli Trade Act - Balance of Payments Program (41 U.S.C. 10a-10d, 19 U.S.C. 3301 note, 19 U.S.C. 2112 note).

☐ (ii) Alternate I of 52.225-3.

☐ (iii) Alternate II of 52.225-3.

☐ (20) 52.225-5, Trade Agreements (19 U.S.C. 2501, et seq., 19 U.S.C. 3301 note).

☒ (21) 52.225-13, Restriction on Certain Foreign Purchases (E.O. 12722, 12724, 13059, 13067, 13121, and 13129).

☐ (22) 52.225-15, Sanctioned European Union Country End Products (E.O, 12849).

☐ (23) 52.225-16, Sanctioned European Union Country Services (E.O. 12849).

☒ (24) 52.232-33, Payment by Electronic Funds Transfer-Central Contractor Registration (31 U.S.C. 3332).

☐ (25) 52.232-34, Payment by Electronic Funds Transfer-Other Than Central Contractor Registration (31 U.S.C. 3332).

☐ (26) 52.232-36, Payment by Third Party (31 U.S.C. 3332).

☐ (27) 52.239-1, Privacy or Security Safeguards (5 U.S.C. 552a).

☐ (28) (i) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (46 U.S.C. 1241).

☐ (ii) Alternate I of 52.247-64.

(c) The Contractor shall comply with the FAR clauses in this paragraph (c), applicable to commercial services, which the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or executive orders applicable to acquisitions of commercial items or components:

[Contracting Officer check as appropriate.]

☒ (1) 52.222-41, Service Contract Act of 1965, As Amended (41 U.S.C. 351, et seq.). [Subcontracts for certain commercial services may be exempt from coverage if they meet the criteria in FAR 22.1103-4(c) or (d) (see DoD class deviation number 2000-O0006)]

☒ (2) 52.222-42, Statement of Equivalent Rates for Federal Hires (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).

☒ (3) 52.222-43, Fair Labor Standards Act and Service Contract Act — Price Adjustment (Multiple Year and Option Contracts) (29 U.S.C.206 and 41 U.S.C. 351, et seq.).

☐ (4) 52.222-44, Fair Labor Standards Act and Service Contract Act — Price Adjustment (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).

REQUEST FOR QUOTATION DTCG84-01-Q-AA8002	Page 41 of 53

Continuation to SF1449, Blocks 27, FAR Clauses

FAR Clause 52.212-5 — Contract Terms and Conditions Required to Implement Statutes or Executive Orders — Commercial Items (May 2001) (Continued):

☐ (5) 52.222-47, SCA Minimum Wages and Fringe Benefits Applicable to Successor Contract Pursuant to Predecessor Contractor Collective Bargaining Agreement (CBA) (41 U.S.C. 351, et seq.).

(d) Comptroller General Examination of Record.  The Contractor shall comply with the provisions of this paragraph (d) if this contract was awarded using other than sealed bid, is in excess of the simplified acquisition threshold, and does not contain the clause at 52.215-2, Audit and Records — Negotiation.

(1)           The Comptroller General of the United States, or an authorized representative of the Comptroller General, shall have access to and right to examine any of the Contractor’s directly pertinent records involving transactions related to this contract.

(2)           The Contractor shall make available at its offices at all reasonable times the records, materials, and other evidence for examination, audit, or reproduction, until 3 years after final payment under this contract or for any shorter period specified in FAR Subpart 4.7, Contractor Records Retention, of the other clauses of this contract. If this contract is completely or partially terminated, the records relating to the work terminated shall be made available for 3 years after any resulting final termination settlement. Records relating to appeals under the disputes clause or to litigation or the settlement of claims arising under or relating to this contract shall be made available until such appeals, litigation, or claims are finally resolved.

(3)           As used in this clause, records include books, documents, accounting procedures and practices, and other data, regardless of type and regardless of form. This does not require the Contractor to create or maintain any record that the Contractor does not maintain in the ordinary course of business or pursuant to a provision of law.

(e) Notwithstanding the requirements of the clauses in paragraphs (a), (b), (c) or (d) of this clause, the Contractor is not required to include any FAR clause, other than those listed below (and as may be required by an addenda to this paragraph to establish the reasonableness of prices under Part 15), in a subcontract for commercial items or commercial components —

(1)           52.222-26, Equal Opportunity (E.O. 11246);

(2)           52.222-35, Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era (38 U.S.C. 4212);

(3)           52.222-36, Affirmative Action for Workers with Disabilities (29 U.S.C. 793);

(4)           52.247-64, Preference for Privately-Owned U.S. Flag Commercial Vessels (46 U.S.C. 1241) (flow down not required for subcontracts awarded beginning May 1, 1996); and

(5)           52,222-41, Service Contract Act of 1965, As Amended (41 U.S.C. 351, et seq.).

REQUEST FOR QUOTATION DTCG84-01-Q-AA8002	Page 42 of 53

Continuation to SF1449, Blocks 27, FAR Provisions

FAR Provision 52.212-1 — Instructions to Offerors - Commercial Items. (Jun 1977) and as updated (Oct 2000), included in full text, has been tailored to apply to simplified acquisition by changing the term “offer” to “quote” and deleting paragraphs noted below.

(a) North American Industry Classification System (NAICS) code and small business size standard. The NAICS code and small business size standard for this acquisition appear in Block 10 of the solicitation cover sheet (SF 1449). However, the small business size standard for a concern which submits an offer in its own name, but which proposes to furnish an item which it did not itself manufacture, is 500 employees.

(b) Submission of quotes. Submit signed and dated quotes to the office specified in this solicitation at or before the time specified in this solicitation. Quotes may be submitted on the SF 1449, letterhead stationery, or as otherwise specified in the solicitation. As a minimum, quotes must show:

(1) The solicitation number;

(2) The time specified in the solicitation for receipt of quotes;

(3) The name, address, and telephone number of the offeror;

(4) A technical description of the items being offered in sufficient detail to evaluate compliance with the requirements in this solicitation. This may include product literature, or other documents, if necessary;

(5) Terms of any express warranty;

(6) Price and any discount terms; This Paragraph is modified to add the following:  Although submission of cost or pricing data is not required, the Offeror is requested to submit with its quote a breakdown of the fully burdened firm fixed unit prices proposed for each period of performance, to include the base and any option period of performance. This will enable the Government to determine the offeror’s price fair and reasonable and provide for future wage and economic price adjustments. The breakdown of prices may consist of direct labor, fringe benefits, other indirect costs, overhead costs and profit. The Offeror is requested to submit the labor rate breakdown electronically in MS Excel 97 spreadsheet format. The format shall be PC compatible and submitted on a 3.5” high-density floppy diskette or sent via e-mail to the Contract Specialist.

(7) “Remit to” address, if different than mailing address;

(8) A completed copy of the representations and certifications at FAR 52.213-3;

(9) Acknowledgment of Solicitation Amendments;

(10) Past performance information, when included as an evaluation factor, to include recent and relevant contracts for the same or similar items and other references (including contract numbers, points of contact with telephone numbers and other relevant information).

(11) If the quote is not submitted on the SF 1449, include a statement specifying the extent of agreement with all terms, conditions, and provisions included in the solicitation. Quotes that fail to furnish required representations or information, or reject the terms and conditions of the solicitation may be excluded from consideration.

REQUEST FOR QUOTATION DTCG84-01-Q-AA8002	Page 43 of 53

Continuation to SF1449, Blocks 27, FAR Provisions

FAR Provision 52.212-1 — Instructions to Offerors - Commercial Items. (Jun 1977) and as updated (Oct 2000), included in full text, has been tailored to apply to simplified acquisition by changing the term “offer” to “quote” and deleting paragraphs noted below (continued):

(c) Deleted

(d) Product samples. When required by the solicitation, product samples shall be submitted at or prior to the time specified for receipt of quotes. Unless otherwise specified in this solicitation, these samples shall be submitted at no expense to the Government, and returned at the sender’s request and expense, unless they are destroyed during preaward testing.

(e) Multiple quotes. Offerors are encouraged to submit multiple quotes presenting alternative terms and conditions or commercial items for satisfying the requirements of this solicitation. Each offer submitted will be evaluated separately.

(f) Deleted

(g) Deleted

(h) Deleted

(i) Deleted

(j) Data Universal Numbering System (DUNS) Number. (Applies to offers exceeding $25,000.) The offeror shall enter, in the block with its name and address on the cover page of its offer, the annotation “DUNS” followed by the DUNS number that identifies the offeror’s name and address. If the offeror does not have a DUNS number, it should contact Dun and Bradstreet to obtain one at no charge. An offeror within the United States may call 1-800-333-0505. The offeror may obtain more information regarding the DUNS number, including locations of local Dun and Bradstreet Information Services offices for offerors located outside the United States, from the Internet home page:  http://www.customerservice@dnb.com. If an offeror is unable to locate a local service center, it may send an e-mail to Dun and Bradstreet at:  globalinfor@mail.dnb.com.

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT

1. CONTRACT ID CODE

2. AMENDMENT/ MODIFICATION NO. 0001	3. EFFECTIVE DATE 10/01/01	4. REQUISITION/PURCHASE REQ. NO. 2402841DA7007	5. PROJECT NO. (If applicable)

6. ISSUED BY	CODE [ILLEGIBLE]	7. ADMINISTERED BY (If other than Item 6)	CODE

Commander, (fcp-1) Maintenance & Logistics Command Atlantic 300 East Main Street, Suite 965 Norfolk, VA 23510 - 9113	POC: Karen A. McElheney, CACM (757) 628-4824

8. NAME AND ADDRESS OF CONTRACTOR	☒	9A. AMENDMENT OF SOLICITATION NO.
(No., Street, County, State and ZIP Code)
9B. DATED (SEE ITEM 11)

Paragon Systems, Inc.
3317 Triana Boulevard	10A. MODIFICATION OF CONTRACT/ORDER NO.
Huntsville, AL 35805	☒	DTCG84-01-N-AA8002
10B. DATED (SEE ITEM 13)
CODE	FACILITY CODE	10/01/01

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐  The above numbered solicitation is amended as set forth in Item 14.  The hour and date specified for receipt of Offers
☐    is extended,  ☐    is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing items 8 and 15, and returning        copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted or (c) By separate [ILLEGIBLE] telegram which Includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT [ILLEGIBLE] OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, [ILLEGIBLE] change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required) SUBJECT TO THE AVAILABILITY OF FUNDS

13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS, IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

☒	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

B.    THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).

☒	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: FAR 52.212-4 (c), TERMS AND CONDITIONS - COMMERCIAL ITEMS, CHANGES

D. OTHER (Specify type of modification and authority)

E. IMPORTANT: Contractor ☐ is not, ☒ is required to sign this document and return 2 copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)
a. This modification is issued as follows:

(1) Correct Block 1, Requisition Number of the Contract from “2402842DA7007” to “2402841DA7007”
(2) Add Contract Line Item Number 005AE to provide increased guard service for the period 1 October 2001 - 31 October 2001, Base year only.

b. Instructions: Remove Page 4 of the contract and replace with attached Replacement Page 4 of 53.

c. As a result, the contract price is increased from * to *
Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print) CHARLES KEATHLEY - PRESIDENT	16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print) MARIE A. GILLIAM, Contracting Officer

15B. CONTRACTOR/OFFEROR	15C. DATE SIGNED	16B. UNITED STATES OF AMERICA	16C. DATE SIGNED

/s/ Charles Keathley	9/27/01	BY	/s/ Marie A. Gilliam	10/01/01
(Signature of person authorized to sign)	(Signature of Contracting Officer)

NSN 7540-01-152-8070	STANDARD FORM 30 (Rev. 10-83)
Previous edition unusable	Prescribed by GSA
FAR (48 CFR) 53.243)

* Confidential portions omitted and filed separately with the Securities and Exchange Commission.